Exhibit 10.56


                                     Private Client Group_Merrill Lynch Business
                                     Financial Services Inc.
                                     222 North LaSalle Street
Merrill Lynch                        17th Floor
                                     Chicago, IL 60601
                                     (312)499-3195
                                     FAX (312)499-3265
                                     Gregory_Pike@ml.com

                                     Gregory Pike
                                     Senior Credit Manager

                                     June 27, 2002

Ms. Mitra Ghahramanlou
Chief Accounting Officer
Rent-A-Wreck of America, Inc.
10324 South Dolfield Road
Owings Mills, MD 21117

RE: Rent-A-Wreck of America, Inc. Covenant Clarification

Dear Ms. Ghahramanlou:

Reference is hereby made to that certain WCMA LOAN AND SECURITY AGREEMENT NO. 749-07V74 and WCMA REDUCING REVOLVER LOAN AND SECURITY AGREEMENT NO. 7WD-07018 between Merrill Lynch Business Financial Services, Inc ("MLBFS") Rent-A-Wreck of America, Inc. D/B/A "Rent-A-Wreck" and "Priceless" ("Customer") including any and all previous amendments and extensions thereto, the "Loan Agreement".

MLBFS has received a copy of Customer's corporate financial statements dated 3/31/2002. In reviewing the financial statements, MLBFS discovered that Customer was in violation of a loan covenant. As part of the terms of the Loan Agreement, MLBFS required Customer to comply with the following provision:

Fixed Charge Coverage Ratio. Customer shall at all times during the term hereof maintain a Fixed Charge Coverage Ratio of not less than 3 to 1. The term "Fixed Charge Coverage Ratio" shall mean the ratio of: (a) income before interest (including payments in the nature of Interest under capital leases), taxes, depreciation and amortization, less internally financed capital expenditures, to
(b) the sum the aggregate principal and interest paid or accrued, the aggregate rental under capital leases paid or accrued, any dividends and other distributions paid or payable to shareholders and taxes paid in cash; all as determined on a quarterly basis from the regular consolidated financial statements of Customer prepared in a manner consistent with the terms hereof.

Since the violation is considered a one time event, as an accomodation to you, MLBFS is hereby waiving the covenant violation for a period not to extend beyond 9/30/2002, and will not take any action upon this default. This temporary waiver in no way effects any other terms and conditions outlined in any and all loan documents between Customer and MLBFS which shall remain in full force and effect.

Should you have any questions, please contact me by phone at (312)499-3195 or via e-mail at Gregory_Pike@ml.com.

Sincerely,
/s/
Gregory Pike
Senior Credit Manager

cc:  Chris Morse
     Arnika Smith